Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Skillsoft Corp., of our report dated March 30, 2022, relating to the financial statements of Ryzac, Inc.dba Codecademy for the years ended December 31, 2021 and 2020 which appears in Amendment No. 1 on Form 8-K/A filed by Skillsoft Corp. with the Securities and Exchange Commission on June 21, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement and related Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

December 21, 2022